    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2002
                                                     REGISTRATION NO.  33-61909
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------


                              HUBBELL INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

         CONNECTICUT                                      06-0397030
(State or Other Jurisdiction of                (I.R.S. Employer Identification
 Incorporation or Organization)                            Number)

                         -------------------------------

                             584 DERBY MILFORD ROAD
                         ORANGE, CONNECTICUT 06477-4024
                                 (203) 799-4100
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                         -------------------------------


                                RICHARD W. DAVIES
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             584 DERBY MILFORD ROAD
                         ORANGE, CONNECTICUT 06477-4024
                                 (203) 799-4100
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                          Code, of Agent For Service)

                         -------------------------------


                                    COPY TO:
                             GREGORY A. EZRING, ESQ.
                                LATHAM & WATKINS
                                885 THIRD AVENUE
                                   SUITE 1000
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1200

                         -------------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after effective date of this registration statement.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


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                                      II-2



                          Deregistration of Securities

         Hubbell Incorporated (the "Company") filed this Registration Statement (File No. 33-61909) on August 17, 1995 to register an amount of $200,000,000 aggregate initial offering price of the Company's Debt Securities to be offered from time to time. This Registration Statement was declared effective on September 8, 1995. The Company has offered and sold $99,380,000 in aggregate initial offering price of such Debt Securities. The Company does not intend to offer any additional Debt Securities under this Registration Statement and, therefore, is filing this Post-Effective Amendment No. 1 to this Registration Statement to deregister the remaining unsold $100,620,000 aggregate amount of Debt Securities covered by this Registration Statement.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Orange, State of Connecticut, on December 12, 2002.



                         HUBBELL INCORPORATED

                         By:  /S/ WILLIAM T. TOLLEY
                              ------------------------------------------------
                              William T. Tolley
                              Senior Vice President and Chief Financial Officer